FOURTH AMENDMENT TO AND WAIVER OF LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AND WAIVER OF LOAN AGREEMENT (this “Amendment”), executed and delivered as of September 15, 2008, is between GRUBB & ELLIS APARTMENT REIT, INC. (formerly known as NNN Apartment REIT, Inc.), a Maryland corporation (the “Company”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS:

A. Pursuant to that certain Loan Agreement between the Company and the Lender dated as of November 1, 2007, as amended by that certain First Amendment to and Waiver of Loan Agreement dated as of December 21, 2007, by that certain Second Amendment to and Waiver of Loan Agreement dated as of March 31, 2008 and by that certain Third Amendment to and Waiver of Loan Agreement dated as of June 26, 2008 (as so amended, the “Loan Agreement”), the Lender made available to the Company a revolving line of credit in an outstanding aggregate principal amount not to exceed $16,000,000.00, as evidenced by that certain Amended and Restated Promissory Note dated as of March 31, 2008 made by the Company and payable to the order of the Lender (the “Note”).

B. The Company has notified the Lender that it intends to acquire (the “Proposed Acquisition”), through its subsidiary Grubb & Ellis Apartment REIT Holdings, LP (formerly known as NNN Apartment REIT Holdings, L.P.), a multi-family property known as Canyon Ridge Apartments, located in Nashville, Tennessee, which property will be owned by G&E Apartment REIT Canyon Ridge, LLC, a Delaware limited liability company (the “New Property Owner”). The Company has requested an Advance under the Loan Agreement to finance, in part, the Proposed Acquisition. The Company has also requested an extension of the maturity date of the credit facilities extended pursuant to the Credit Agreement. The Lender has agreed to make such Advance, to agree to such extension, and to continue to make available to the Company the credit facilities provided for in the Loan Agreement, subject to and on the terms and conditions stated herein.

C. Capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto agree as follows:

Section 1. Amendments to Loan Agreement.

(a) Paragraph 7(c) of the Loan Agreement is hereby amended by adding the following proviso to the end thereof immediately preceding the period at the end of the sentence:

“; provided further, that notwithstanding the foregoing prohibition, the Company shall be permitted to incur Indebtedness from time to time in the form of a limited guaranty of any Property Owner’s obligations under its Property Loan in favor of the lender thereof, with respect to any Property the acquisition of which is financed in part with the proceeds of an Advance hereunder, so long as (i) the Company’s obligations thereunder are limited to guaranteeing the recourse obligations and the environmental liabilities of such Property Owner under such Property Loan and liabilities arising from a voluntary bankruptcy or the bankruptcy of an Affiliate, and (ii) such guaranty is otherwise in form and content acceptable to the Lender”

(b) The following paragraph is hereby added as a new Paragraph 9(l) to the Loan Agreement:

“9(l) Acknowledgments and Agreements Regarding Canyon Ridge Property Loan and Pledge of Equity Interests in G&E Apartment REIT Canyon Ridge, LLC. The parties hereto agree and acknowledge that: (i) the Canyon Ridge Property Loan is being made to G&E Apartment REIT Canyon Ridge, LLC by Capmark Bank, (ii) Capmark Bank intends to sell the Canyon Ridge Property Loan to Freddie Mac, who will become the lender thereunder, (iii) pursuant to the Pledge Agreement, the Pledgor has pledged in favor of the Lender all right, title and interest in the “Class B Interest” the Pledgor owns in G&E Apartment REIT Canyon Ridge, LLC (as the term “Class B Interest” is defined in the operating agreement of such limited liability company), (iv) the “Class B Interest” so pledged constitutes a forty-nine percent (49%) interest in G&E Apartment REIT Canyon Ridge, LLC, and (v) Freddie Mac, as the lender under the Canyon Ridge Property Loan, has not agreed to permit the pledge by the Pledgor of any interest in G&E Apartment REIT Canyon Ridge, LLC, other than the pledge of the “Class B Interest” in such limited liability company.”

(c) Paragraph 10 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety:

“Creekside and Kedron Advance Overage” means that portion of the outstanding principal amount of the Loan which was in excess of $10,000,000.00 as a result of the making of the Creekside and Kedron Advance; provided that such excess amount did not exceed $6,000,000.00 at any time; provided further, that the Creekside and Kedron Advance Overage has been repaid in full and may not be reborrowed.

“Maturity Date” shall mean (i) in the event that on November 1, 2008 the Company shall have repaid the outstanding Advances under the Loan in an amount sufficient to cause the outstanding principal amount of the Loan to be less than or equal to Six Million Dollars ($6,000,000.00), then the Maturity Date shall be November 1, 2009, as such date may be extended by the Lender, in its sole and absolute discretion, and (ii) in the event that on November 1, 2008 the Company shall not have repaid the outstanding Advances under the Loan in an amount sufficient to cause the outstanding principal amount of the Loan to be less than or equal to Six Million Dollars ($6,000,000.00), then the Maturity Date shall be November 1, 2008.

“Property Owners” shall mean the collective reference to: Apartment REIT Walker Ranch, L.P., Apartment REIT Hidden Lakes, L.P., Apartment REIT Park at North Gate, L.P., Apartment REIT Residences at Braemar, LLC, Apartment REIT Bay Point Resort, LLC, Apartment REIT Towne Crossing, L.P., Apartment REIT Villas of El Dorado, LLC, G&E Apartment REIT The Myrtles at Olde Towne, LLC, G&E Apartment REIT The Heights at Olde Towne, LLC, G&E Apartment REIT Arboleda, LLC, G&E Apartment REIT Creekside Crossing, LLC, G&E Apartment REIT Kedron Village, LLC, G&E Apartment REIT Canyon Ridge, LLC and to any other Person which may become the fee owner of a Property on or after the date hereof.

(d) Paragraph 10 of the Loan Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“Canyon Ridge Property” means that certain multi-family property known as Canyon Ridge Apartments, located in Nashville, Tennessee, which Property shall be owned by G&E Apartment REIT Canyon Ridge, LLC.

“Canyon Ridge Property Loan” means that certain first priority real estate-secured loan made or to be made by a financial institution to G&E Apartment REIT Canyon Ridge, LLC, which loan is secured by a first priority lien on the Canyon Ridge Property.

Section 2. Waiver. Pursuant to Paragraph 9(b) of the Loan Agreement and solely with respect to the Proposed Acquisition, the Lender hereby waives (a) the requirement set forth in Paragraph 6(i)(i) of the Loan Agreement that Pledgor pledge of all of the Ownership Interests in the New Property Owner in favor of Lender, and (b) the requirement set forth in Paragraph 6(i)(ii) of the Loan Agreement that the provisions of the Property Loan Documents to which the New Property Owner is a party specifically permit and consent to the pledge of one hundred percent (100%) of the Ownership Interests in the New Property Owner in favor of Lender; provided, that not less than forty-nine (49%) of the Ownership Interests in the New Property Owner shall be pledged in favor of Lender pursuant to and in accordance with the terms of Paragraph 6(i) of the Loan Agreement, and all other provisions of Paragraph 6(i) of the Loan Agreement shall apply. For avoidance of doubt, this waiver shall apply solely with respect to the Proposed Acquisition and shall not apply to the acquisition of any Property or of any Property Owner after the date of this Amendment.

Section 3. Amendment to Schedules to Loan Agreement. Each of Schedule II and Schedule 5(d) to the Loan Agreement are hereby amended and restated in their entireties as set forth on Exhibit A to this Agreement.

Section 4. Conditions Precedent to Closing of Amendment. In addition to such other requirements as may be set forth in the Loan Documents, the Lender’s obligation to close this Amendment (the “Closing”), and to continue to make the Loan available, is subject to satisfaction of the following conditions:

(a) Executed Documents. Delivery to the Lender of a duly executed counterpart of (i) this Agreement from the Company, and (ii) the Pledge Agreement, as amended and restated as of the date hereof, from the Pledgor.

(b) Officer’s Certificates. Delivery to the Lender of:

(1) a certificate of the Secretary or Assistant Secretary of the Company certifying (i) that the Articles of Incorporation and Bylaws or Certificate of Limited Partnership and Limited Partnership Agreement, as applicable, of each Credit Party previously delivered to the Lender remain accurate and complete and in full force and effect, (ii) that the Resolutions of each Credit Party previously delivered to the Lender remain in full force and effect and authorize the execution and delivery of this Amendment and the amended and restated Pledge Agreement, as applicable, and the consummation of the transactions contemplated hereby and thereby and (iii) as to such other items and conditions as the Lender may reasonably request, and otherwise in form and content reasonably acceptable to the Lender; and

(2) a certificate in form and substance satisfactory to the Lender from a Responsible Officer of the Company certifying that as of the date hereof and after giving effect to the Advance requested in connection with the Proposed Acquisition, each Credit Party is in compliance with the covenants set forth in Paragraphs 6 and 7 of the Loan Agreement.

(c) Good Standing Certificates. Delivery to the Lender of (i) a certificate of the Secretary of State of the State of Maryland, certifying as of a recent date that the Company is in good standing and (ii) a certificate of the State Corporation Commission of the Commonwealth of Virginia, certifying as of a recent date that the Pledgor is in good standing.

(d) Property Loan Documents and Organization Documents. Delivery to the Lender of (i) the Property Loan Documents executed in connection with the acquisition of the Property owned by the New Property Owner and (ii) the organizational documents of the New Property Owner, in each case, which documents shall be on terms and conditions reasonably satisfactory to the Lender.

(e) Opinion of Counsel. Delivery to the Lender of an opinion of counsel to the Company and the Pledgor, in form and content reasonably satisfactory to the Lender.

(f) Payment of Fees, Costs and Expenses. Payment by the Company of (i) any and all fees, if any, due the Lender or otherwise due and payable under the terms of the Loan Documents and (ii) all costs, expenses, and fees (including without limitation, the Lender’s attorneys’ fees and expenses) associated with this Amendment or otherwise due and payable.

(g) No Event of Default. No Event of Default shall exist under the Loan Documents, nor would occur as a result of the execution and performance of this Amendment to the Loan Agreement, as amended hereby.

(h) Representations and Warranties. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the date of Closing, except for those representation and warranties which relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(i) Additional Documentation. Delivery to Lender of such other documentation or information as may reasonably be required by the Lender and its counsel.

Section 5. Representations, Warranties and Covenants. The Company hereby acknowledges and agrees that:

(a) Loan Balance. As of the Closing date, the outstanding aggregate principal amount of the Loan is $2,700,000.00.

(b) Myrtles and Heights Advance, Arboleda Advance, Arboleda Advance Overage and Creekside and Kedron Advance Overage. The Myrtles and Heights Advance, the Arboleda Advance, the Arboleda Advance Overage, and the Creekside and Kedron Advance Overage (as such term is defined in the Loan Agreement prior to its modification pursuant to this Amendment) have been repaid in full, and neither the Arboleda Advance Overage nor the Creekside and Kedron Advance Overage may be reborrowed.

(c) Aggregate Availability. Following the funding of the requested Advance, the aggregate principal amount outstanding under the Loan Documents shall not exceed the Aggregate Availability.

(d) Reaffirmation of Representations, Warranties and Covenants. The Company reaffirms and remakes as of the date hereof (taking into consideration the effects of the transactions contemplated in this Amendment), each of the representations and warranties contained in the Loan Agreement, as amended hereby, as being true and correct in all respects. The Company agrees that until payment in full of all Obligations, the Company shall comply with all covenants as set forth in the Loan Agreement, as amended hereby.

(e) Payment of Extension Fee. In the event the Maturity Date is extended to November 1, 2009 pursuant to the conditions set forth in the definition of such term (as amended hereby), the Company shall pay to the Lender a fee in connection with the extension of the Maturity Date, such fee to be in the amount of One Hundred Thousand and No/xx Dollars ($100,000.00), which fee shall be fully earned as of, and payable on, November 1, 2008, and shall be non-refundable.

Section 6. Miscellaneous.

(a) Representations and Warranties Accurate; Compliance; No Material Adverse Effect. Each of the representations and warranties of the Credit Parties contained in the Loan Documents, as such Loan Documents may have been amended, modified, replaced, restated, renewed or extended from time to time, including by this Amendment and by any documents, instruments or agreements executed in connection with the Amendment, is true, accurate and complete on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (except for representations and warranties which relate to a specific date, in which case such representations and warranties shall be true, accurate and complete as of such date). Each Credit Party has performed in all material respects all its obligations under the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, required to be performed by such Credit Party at or prior to the date hereof. Each Credit Party is in compliance in all material respects with all the terms and provisions set forth in the Loan Documents, as so amended, modified, replaced, restated, renewed or extended, on its part to be observed and performed. No proceedings are pending or, to the Company’s knowledge, threatened which might materially adversely affect the ability of the any Credit Party to perform (a) its obligations under the Loan Documents, as amended, modified, replaced, restated, renewed or extended as set forth above, or (b) its contractual obligations with any other person or entity.

(b) No Event of Default. The Company hereby represents and warrants that as of the effective date hereof, there exists no Event of Default, and no Credit Party has any claim or cause of action against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents, and each Credit Party hereby waives and releases any and all claims or causes of action which such Credit Party may have as of the effective date hereof against the Lender arising out of or relating in any way to the Loan Agreement (as amended hereby) or the other Loan Documents.

(c) Limited Effect. Except as expressly provided herein, the Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. References in the Loan Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Loan Agreement” shall be deemed to be references to the Loan Agreement as modified hereby.

(d) Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Lender.

(e) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

(j) Electronic Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

(k) WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AMENDMENT.

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COMPANY:

GRUBB & ELLIS APARTMENT REIT, INC.

(formerly known as NNN Apartment REIT, Inc.),

a Maryland corporation

By: /s/ Gus G. Remppies
Name: Gus G. Remppies
Title: Chief Investment Officer

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION,

a national banking association

By: /s/ Chris B. Troutman
Name: Chris B. Troutman
Title: Managing Director